Exhibit 99.1

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR ITS FISCAL 2022 FIRST QUARTER AND
RECONFIRMS ITS FINANCIAL TARGETS FOR FISCAL 2022

Melville, New York – December 9, 2021– Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its financial results for the first fiscal quarter ended October 31, 2021 and reconfirms its financial targets for fiscal 2022.

Fiscal 2022 First Quarter Highlights

•Consolidated net sales for the first quarter of fiscal 2022 were $116.8 million, GAAP net loss was $6.0 million and Adjusted EBITDA was $5.5 million. Both net sales and Adjusted EBITDA exceeded Comtech’s expectations. Consolidated net sales for the first quarter of fiscal 2021 were $135.2 million, GAAP net loss was $85.8 million and Adjusted EBITDA was $14.3 million. Adjusted EBITDA is a non-GAAP financial measure that is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•New bookings for the first quarter of fiscal 2022 were $86.4 million, enabling the Company to achieve a quarterly book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.74x. Based on expected new order flow, the Company expects to achieve a book-to-bill ratio in excess of 1.00x for fiscal 2022. Key contract awards and bookings received during the first quarter include: a $125.0 million contract from the U.S. government for the Company’s Joint Cyber Analysis Course Training solutions (for which $4.9 million of orders is included in first quarter bookings); a $5.6 million contract renewal with a U.S. tier-one mobile network operator ("MNO"); $4.9 million of funding from the U.S. Army to continue its sustainment of the U.S. Army’s family of ground satellite terminals; $3.7 million of funding to support the State of Maryland’s Department of Human Services; a $2.2 million contract to provide next-generation 911 services to a U.S. military customer; and a $2.0 million order from a leading global maritime satellite communication antenna systems provider for C-Band and Ku-Band low power outdoor block up converters.

•Backlog as of October 31, 2021 was $628.5 million, $23.0 million higher than the backlog that existed as of October 31, 2020. Additionally, the total value of multi-year contracts that Comtech has received is substantially higher than its reported backlog. When adding Comtech’s backlog and the total unfunded value of multi-year contracts that the Company has received and from which it expects future orders, its revenue visibility is over $1.2 billion. Notably, this amount excludes potential future orders for Comtech's next-generation satellite earth station technology which is under development.

•During the quarter, Comtech secured a $100.0 million strategic growth investment from current stockholder White Hat Capital Partners, LP and Magnetar Capital LLC. White Hat has a track record of successfully advising technology companies at key inflection points and Magnetar has a breadth of experience in public markets with approximately $13.8 billion of assets under management. This investment, which is in the form of Series A Convertible Preferred Stock, significantly enhances Comtech’s financial flexibility and strengthens the Company’s ability to capitalize on recent large contract awards and growing customer demand by making crucial investments in its satellite technologies and next-generation 911 public safety solutions.

•Comtech reported a GAAP operating loss of $6.5 million and a GAAP net loss per diluted common share of $0.43 for the first quarter of fiscal 2022. As shown in the table below, such amounts reflect: (i) $5.2 million for adjustments to reflect the redemption value of convertible preferred stock; (ii) a $0.3 million benefit for the change in fair value of the convertible preferred stock purchase option liability; (iii) $2.2 million of proxy solicitation costs; (iv) $0.7 million of restructuring costs associated with the opening of Comtech’s new high volume technology manufacturing centers; and (v) $0.7 million of COVID-19 related costs. In addition, the Company recorded a $0.01 per diluted common share discrete tax benefit. Excluding such items, Non-GAAP operating loss was $3.0 million and Non-GAAP net loss per diluted common share was $0.15. Non-GAAP amounts are reconciled to the most directly comparable GAAP financial measures in the table below.

•Comtech generated GAAP operating cash flows of $4.8 million during the first quarter. As of October 31, 2021, cash and cash equivalents were $30.9 million, total debt outstanding was $108.0 million and the Company's Secured Leverage Ratio (as calculated under its existing Credit Facility) was 1.57x and reflects a substantial reduction from 2.53x as of July 31, 2021 due to the Company’s receipt of a $100.0 million strategic growth investment.
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Commenting on the Company's first quarter fiscal 2022 performance, Fred Kornberg, Chairman of the Board and outgoing Chief Executive Officer ("CEO"), stated, "Comtech’s better than expected first quarter performance during a challenging business environment reflects our strong market leadership positions, diversity of products and services and our track record of building and acquiring innovative technologies to create shareholder value.”

Mr. Kornberg further stated, “It has been a great privilege to lead Comtech and, as I pass the baton to Michael, I look forward to continuing to participate in Comtech’s success as both Chairman of the Board and a meaningful shareholder.”

Michael Porcelain, President, Chief Operating Officer and incoming CEO, stated: “While we have a lot of work to do, I am pleased with our progress during the most recent quarter. Comtech is just beginning to capitalize on a careful, considered path to transforming itself to achieve the full commercial potential associated with the large renewal cycles in the public safety and satellite and space communication markets. While COVID-19 and global supply chain issues continue to impact our business and customers, we continue to expect sequential performance improvements through the year and we are reconfirming our fiscal 2022 financial targets accordingly."

Mr. Porcelain added, “I’d like to thank Fred for his long and distinguished service in his role as CEO and the stewardship that put the business in a position to create new value from a combination of strong customer reputation, innovation and long-term trends. I am confident that Comtech has the right Board and management team, the right strategy, and the right focus to create long-term value for our shareholders for many years ahead.”

Comments on Financial Targets for Fiscal 2022

With COVID-19 continuing to impact global markets and supply chains, reliable forecasting remains challenging. Against that market backdrop, Comtech offers the following views on fiscal 2022:

•Comtech reconfirms it is targeting to achieve fiscal 2022 consolidated net sales to be in a range of $580.0 million to $600.0 million and Adjusted EBITDA between $70.0 million and $76.0 million.

•As mentioned in its full year fiscal 2021 results, on a consolidated basis, Comtech expects financial performance in the first half of fiscal 2022 to be significantly lower than the comparative period of fiscal 2021, with the Company’s second half of fiscal 2022 expected to be significantly higher than the comparative period of fiscal 2021. Quarterly results are expected to build sequentially throughout the year, with the fourth quarter being the peak quarter by far.

•As global supply chain constraints have extended lead times for certain parts, the Company is closely monitoring its inventory needs and supplier base and cautiously anticipates that supply chain constraints will ease during the second half of its fiscal 2022.

•The Company’s incoming CEO is continuing to develop new plans and initiatives including: (i) conducting a strategic and financial assessment of all product lines; (ii) revisiting and reviewing all acquisition opportunities to establish strategic priorities to optimally deploy proceeds from its recent $100.0 million strategic growth investment; (iii) increase company-wide collaboration to exploit emerging opportunities; (iv) the creation of a focused commercial satellite networking group based in the United States that will cater to the needs of certain U.S. government customers; (v) expanding the employee talent pool including adding a new COO and dedicated investor relations professional; (vi) refreshing corporate branding including launching of a new company-wide web site and establishing a prominent social media presence; (vii) finishing an ongoing evaluation of new segment reporting and revisiting the Company’s Non-GAAP EPS calculations. Revenue enhancements or costs synergies associated with these new plans and initiatives are not included in the Company’s fiscal 2022 targets.

•Comtech continues to make significant capital expenditures to build-out cloud-based computer networks to support its previously announced NG-911 contract wins for the states of Pennsylvania, South Carolina and Arizona. The Company also continues to make investments in capital equipment and tenant improvements in connection with the opening of a new 146,000 square foot facility in Chandler, Arizona and the establishment of a new 56,000 square foot facility in Basingstoke, United Kingdom. Both these new manufacturing centers are expected to support production of next-generation broadband satellite technology and be operational by the end of fiscal 2022 or early fiscal 2023. Aggregate capital investments for these and other initiatives in fiscal 2022 are expected to approximate $30.0 million.

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•GAAP operating income in fiscal 2022 will be impacted by both start-up manufacturing expenses and restructuring costs associated with the opening of the two new high-volume technology manufacturing centers, as well as COVID-19 related costs. Global supply chain issues make the amount and timing of these expenses difficult to predict. In addition, GAAP operating income in fiscal 2022 will be impacted by greater than normal proxy solicitation costs, as well as leadership transition costs associated with the appointment of a new CEO. Because the amount and timing of these costs remains largely unpredictable, the Company is not providing any GAAP operating income, GAAP net income or any GAAP EPS guidance or a reconciliation of the Company’s projected results to the most comparable GAAP measure, as such reconciliation cannot be prepared without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Conference Call
An updated investor presentation, including earnings guidance, is available on the Company's website. The Company has scheduled an investor conference call for 4:30 PM (ET) on Thursday, December 9, 2021. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 830-2596 (domestic), or (785) 424-1744 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (888) 562-3375 or (402) 220-1134. In addition, an updated investor presentation is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Media Contact
Kekst CNC
Nicholas.Capuano@kekstcnc.com
(212) 521-4800

Investor Contact
Comtech Investor Relations
Investors@comtech.com
(631) 962-7005

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2021	2020
Net sales	$116,759,000	$135,218,000
Cost of sales	75,024,000	85,010,000
Gross profit	41,735,000	50,208,000

Expenses:
Selling, general and administrative	28,242,000	27,540,000
Research and development	12,497,000	11,635,000
Amortization of intangibles	5,349,000	5,566,000
Proxy solicitation costs	2,162,000	—
Acquisition plan expenses	—	91,183,000
	48,250,000	135,924,000

Operating loss	(6,515,000)	(85,716,000)

Other expenses (income):
Interest expense	1,607,000	2,297,000
Interest (income) and other	219,000	66,000
Change in fair value of convertible preferred stock purchase option liability	(304,000)	—

Loss before benefit from income taxes	(8,037,000)	(88,079,000)
Benefit from income taxes	(2,053,000)	(2,239,000)

Net loss	$(5,984,000)	$(85,840,000)

Adjustments to reflect redemption value of convertible preferred stock:
Convertible preferred stock issuance costs	(4,007,000)	—
Establishment of initial convertible preferred stock purchase option liability	(1,005,000)	—
Dividend on convertible preferred stock	(235,000)	—
Net loss attributable to common stockholders	$(11,231,000)	$(85,840,000)

Net loss per common share:
Basic	$(0.43)	$(3.39)
Diluted	$(0.43)	$(3.39)

Weighted average number of common shares outstanding – basic	26,426,000	25,305,000

Weighted average number of common and common equivalent shares outstanding – diluted	26,426,000	25,305,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2021	July 31, 2021
Assets
Current assets:
Cash and cash equivalents	$30,917,000	$30,861,000
Accounts receivable, net	136,822,000	158,110,000
Inventories, net	87,696,000	80,358,000
Prepaid expenses and other current assets	18,532,000	18,167,000
Total current assets	273,967,000	287,496,000
Property, plant and equipment, net	38,569,000	35,286,000
Operating lease right-of-use assets, net	48,656,000	44,486,000
Goodwill	347,692,000	347,698,000
Intangibles with finite lives, net	263,350,000	268,699,000
Deferred financing costs, net	1,622,000	1,824,000
Other assets, net	9,133,000	7,622,000
Total assets	$982,989,000	$993,111,000
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,441,000	$36,193,000
Accrued expenses and other current liabilities	87,989,000	89,601,000
Operating lease liabilities, current	9,214,000	8,841,000
Dividends payable	2,629,000	2,601,000
Contract liabilities	62,607,000	66,130,000
Interest payable	128,000	195,000
Total current liabilities	197,008,000	203,561,000
Non-current portion of long-term debt	108,000,000	201,000,000
Operating lease liabilities, non-current	43,720,000	39,569,000
Income taxes payable	3,105,000	2,717,000
Deferred tax liability, net	21,263,000	21,230,000
Long-term contract liabilities	9,828,000	9,808,000
Other liabilities	14,036,000	14,507,000
Total liabilities	396,960,000	492,392,000
Commitments and contingencies
Convertible preferred stock, par value $0.10 per share; authorized 125,000 shares; issued 100,000 at October 31, 2021 (includes accrued dividends of $235,000)	100,235,000	—
Stockholders’ equity:
Preferred stock, par value $0.10 per share; authorized and unissued 1,875,000 shares	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 41,380,241 and 41,281,812 shares at October 31, 2021 and July 31, 2021, respectively	4,138,000	4,128,000
Additional paid-in capital	604,452,000	605,439,000
Retained earnings	319,053,000	333,001,000
	927,643,000	942,568,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2021 and July 31, 2021)	(441,849,000)	(441,849,000)
Total stockholders’ equity	485,794,000	500,719,000
Total liabilities, convertible preferred stock and stockholders’ equity	$982,989,000	$993,111,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, change in fair value of the convertible preferred stock purchase option liability, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs (for next-generation satellite technology), facility exit costs, proxy solicitation costs, strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income (loss), net income (loss) attributable to common stockholders and net income (loss) per diluted common share reflect the GAAP measures as reported, adjusted for certain items as described below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the tables below, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2022 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended		Fiscal
	October 31,		Year
	2021	2020	2021
Reconciliation of GAAP Net Loss to Adjusted EBITDA:
Net loss	$(5,984,000)	$(85,840,000)	$(73,480,000)
Benefit from income taxes	(2,053,000)	(2,239,000)	(1,500,000)
Interest (income) and other	219,000	66,000	(139,000)
Change in fair value of convertible preferred stock purchase option liability	(304,000)	—	—
Interest expense	1,607,000	2,297,000	6,821,000
Amortization of stock-based compensation	921,000	699,000	9,983,000
Amortization of intangibles	5,349,000	5,566,000	21,020,000
Depreciation	2,241,000	2,552,000	9,379,000
Proxy solicitation costs	2,162,000	—	—
Acquisition plan expenses	—	91,183,000	100,292,000
Restructuring costs	712,000	—	2,782,000
COVID-19 related costs	674,000	—	1,046,000
Strategic emerging technology costs	—	—	315,000
Adjusted EBITDA	$5,544,000	$14,284,000	$76,519,000

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Reconciliations of Comtech's GAAP consolidated operating (loss) income, net (loss) income attributable to common stockholders and net (loss) income per diluted common share to the corresponding non-GAAP measures are shown in the tables below:

	October 31, 2021			October 31, 2020
	Three months ended			Three months ended
	Operating Loss	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(6,515,000)	$(11,231,000)	$(0.43)	$(85,716,000)	$(85,840,000)	$(3.39)
Adjustments to reflect redemption value of convertible preferred stock	—	5,247,000	0.20	—	—	—
Proxy solicitation costs	2,162,000	1,645,000	0.06	—	—	—
Restructuring costs	712,000	548,000	0.02	—	—	—
COVID-19 related costs	674,000	505,000	0.02	—	—	—
Change in fair value of convertible preferred stock purchase option liability	—	(304,000)	(0.01)	—	—	—
Acquisition plan expenses	—	—	—	91,183,000	88,270,000	3.49
Interest expense	—	—	—	—	1,016,000	0.04
Net discrete tax (benefit) expense	—	(365,000)	(0.01)	—	246,000	0.01
Non-GAAP measures	$(2,967,000)	$(3,955,000)	$(0.15)	$5,467,000	$3,692,000	$0.15

	Fiscal Year 2021
	Operating (Loss) Income	Net (Loss) Income	Net (Loss) Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(68,298,000)	$(73,480,000)	$(2.86)
Acquisition plan expenses	100,292,000	93,273,000	3.60
Restructuring costs	2,782,000	2,132,000	0.08
COVID-19 related costs	1,046,000	847,000	0.03
Strategic emerging technology costs	315,000	255,000	0.01
Interest expense	—	910,000	0.04
Net discrete tax benefit	—	(1,575,000)	(0.06)
Non-GAAP measures	$36,137,000	$22,362,000	$0.86

* Per share amounts may not foot due to rounding. Non-GAAP net (loss) income attributable to common stockholders and EPS reflect non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the non-GAAP reconciling items included in the tables above. The Company evaluates its non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. The Company's non-GAAP effective income tax rate can differ materially from its GAAP effective income tax rate. In addition, due to the GAAP net loss for the periods, non-GAAP EPS adjustments for the three months ended October 31, 2020 and the fiscal year ended July 31, 2021 were computed using 25,315,000 and 25,885,000 weighted average diluted shares outstanding during the respective periods.

ECMTL

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